                                                                     Exhibit 4.2
                                THIRD AMENDMENT

          THIS THIRD AMENDMENT (this "Amendment") dated as of July 24, 2001, to
                                      ---------
the Credit Agreement referenced below, is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the "Borrower"), the Subsidiaries of the Borrower
                            --------
identified as "Guarantors" on the signature pages hereto, the Lenders identified herein, and BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A., as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                              W I T N E S S E T H

          WHEREAS, a $350 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement (as amended, modified, supplemented and extended, the "Credit Agreement") dated as
                                                   ----------------
of September 30, 1998 by and among the Borrower, the Subsidiaries of the Borrower identified as "Guarantors" therein, the Lenders identified therein, Bank One Wisconsin (now known as Bank One, NA) and U.S. Bank National Association, as Documentation Agents, and NationsBank, N.A. (now known as Bank of America, N.A.), as Administrative Agent;

          WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and

          WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

          NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Amendments.  Clause (g) of Section 8.1 of the Credit Agreement is
               ----------
amended to read as follows:

               (g)  Subordinated Debt consisting of:

                    (i) the Senior Subordinated Notes in an aggregate principal amount of up to $150,000,000 (and renewals, refinancing and refundings of the then outstanding principal amount thereof, provided that the terms of subordination therefor shall be
               --------
               identical in all material respects to the terms of subordination contained in the Senior Subordinated Note Documents and on other terms and conditions no less favorable to the Lenders than the terms and conditions contained in the Senior Subordinated Note Documents; and

                    (ii) other Subordinated Debt, provided that (A) the Borrower
                                                  --------
               shall demonstrate it will be in compliance with the financial covenants in Section 7.9 on a Pro Forma Basis for the period of four consecutive fiscal quarters immediately preceding the date of such issuance and (B) no Default or Event of Default shall exist after giving effect to the issuance thereof;

          2.   Conditions Precedent.  This Amendment shall be effective as of
               --------------------
the date set forth above upon satisfaction of the following conditions:

               (a) execution of this Amendment by the Credit Parties and the Required Lenders;
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               (b) the issuance of the Senior Subordinated Notes; and

               (c) receipt by the Administrative Agent, for its own account, of all fees and other amounts owing to the Administrative Agent in connection with this Amendment .


          3.   No Other Changes.  Except as expressly modified hereby, all of
               ----------------
the terms and provisions of the Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

          4.   Reaffirmation of Representations and Warranties.  The Credit
               -----------------------------------------------
Parties hereby affirm that the representations and warranties set out in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier period).

          5.  Reaffirmation of Guaranty.  Each of the Guarantors (i)
              -------------------------
acknowledges and consents to all of the terms and conditions of this Amendment,
(ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor's obligations under the Credit Agreement or the other Credit Documents.

          6.  Counterparts.  This Amendment may be executed in any number of
              ------------
counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

          7.  Governing Law.  This Amendment shall be deemed to be a contract
              -------------
made under, and for all purposes shall be construed in accordance with the laws of the State of New York.

                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:           SCHOOL SPECIALTY, INC.
--------            a Wisconsin corporation

                    By:    /s/ Mary M. Kabacinski
                       --------------------------------
                    Name:  Mary M. Kabacinski
                    Title: Chief Financial Officer


GUARANTORS:         CHILDCRAFT EDUCATION CORP.,
----------          a New York corporation
                    CLASSROOMDIRECT.COM, LLC,
                    a Delaware limited liability company
                    BIRD-IN-HAND WOODWORKS, INC.,
                    a New Jersey corporation
                    SPORTIME, LLC,
                    a Delaware limited liability company
                    JUNEBOX.COM, INC.,
                    a Wisconsin corporation
                    GLOBAL VIDEO, LLC,
                    a Wisconsin limited liability company

                    By:    /s/ Mary M. Kabacinski
                       --------------------------------
                    Name:  Mary M. Kabacinski
                    Title: Treasurer

                          [Signature Pages Continue]

LENDERS:            BANK OF AMERICA, N.A.,
-------
                    individually as a Lender and in its capacity as Administrative Agent

                    By:    /s/ Casey Cosgrove
                       ------------------------------
                    Name:  Casey Cosgrove
                    Title: Vice President

                    BANK ONE, NA (main office, Chicago)

                    By:    /s/ A. F. Maggiore
                       ------------------------------
                    Name:  Anthony F. Maggiore
                    Title: Director, Capital Markets

                    U.S. BANK NATIONAL ASSOCIATION

                    By:    /s/ Timothy J. Gallaher
                       ------------------------------
                    Name:  Timothy J. Gallaher
                    Title: Commercial Banking Associate

                    THE BANK OF NEW YORK

                    By:______________________________
                    Name:
                    Title:

                    HARRIS TRUST AND SAVINGS BANK

                    By:    /s/ Andrew T. Claar
                       ------------------------------
                    Name:  Andrew T. Claar
                    Title: Vice President

                    FIRSTAR BANK MILWAUKEE, N.A.

                    By:    /s/ Timothy J. Gallaher
                       ------------------------------
                    Name:  Timothy J. Gallaher
                    Title: Commercial Banking Associate

                    CITIZENS BANK OF MASSACHUSETTS

                    By:    /s/ John E. Lucas
                       ------------------------------
                    Name:  John E. Lucas
                    Title: Vice President

                          [Signature Pages Continue]

                    LASALLE NATIONAL BANK

                    By:______________________________
                    Name:
                    Title:

                    ST. FRANCIS BANK, F.S.B.

                    By:______________________________
                    Name:
                    Title:

                    UNION BANK OF CALIFORNIA, N.A.

                    By:______________________________
                    Name:
                    Title:

                    WACHOVIA BANK, N.A.

                    By:    /s/ Robert Alan Royalty
                       ------------------------------
                    Name:  R. Alan Royalty
                    Title: Vice President

                    MARSHALL & ILSLEY BANK

                    By:______________________________
                    Name:
                    Title:

                    NATIONAL CITY BANK

                    By:    /s/ Tiffany Cozzalino
                       ------------------------------
                    Name:  Tiffany Cozzalino
                    Title: Assistant Vice President